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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Item 3. Incorporation of Documents by Reference" in the Registration Statement (Form S-8 No. 33-88446) pertaining to the Harris Computer Systems Corporation Stock Incentive Plan and to the incorporation by reference therein of our report dated July 13, 1994, with respect to the consolidated financial statements of Harris Computer Systems Corporation included in its Form 10, effective September 19, 1994, which is incorporated by reference in this Registration Statement (Form S-8) pertaining to the CyberGuard Corporation Stock Incentive Plan filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP

Orlando, Florida
June 4, 1997